UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AIM ETF PRODUCTS TRUST
(Exact name of registrant as specified in its charter)

Delaware     See Below
(State of incorporation or organization) (I.R.S. Employer Identification No.)
5701 Golden Hills Drive, Minneapolis, MN                                                                                                                       55416-1297
(Address of principal executive offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

                                     Title of each class to be so registered                                   Shares of beneficial interest, no par value
                                                                                                                                                                                                                  Name of each exchange on which each class is to be registered

              AllianzIM U.S. Equity Buffer15 Uncapped Jul ETF Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ] Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-235734 Securities to be registered pursuant to Section 12 (g) of the Act:
     None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Descriptions of Registrant’s Securities to be Registered.

Descriptions of the shares of beneficial interest, no par value, of the series of AIM ETF Products Trust (the “Trust”) listed below to be registered hereunder are set forth in Post-Effective Amendment No. 31 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on March 25, 2024, (with respect to AllianzIM U.S. Equity Buffer15 Uncapped Jul ETF),  which descriptions are incorporated herein by reference.

Each series of the Trust that is registering securities, and its I.R.S. Employer Identification Number, are as follows:
                        AllianzIM U.S. Equity Buffer15 Uncapped Jul ETF                          99-2843846
Item 2. Exhibits

1.
The Trust’s Certificate of Trust is incorporated herein by reference to Exhibit (a)(i) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on December 27, 2019.

2.
The Trust’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on December 27, 2019.

3.
The Trust’s By-Laws are incorporated herein by reference to Exhibit (b)(i) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on December 27, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 25th day of June, 2024.

 AIM ETF PRODUCTS TRUST

  By:  /s/ Brian Muench
  Name: Brian Muench
  Title: President